                                                CONFIDENTIAL TREATMENT REQUESTED

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS BY IMCLONE SYSTEMS INCORPORATED. THESE PORTIONS HAVE BEEN MARKED WITH TWO ASTERISKS (i.e., **). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                                                                   EXHIBIT 10.88

[ImClone letterhead]




                                                August 16, 2001

Dr. Bernhard Scheuble
Merck KGaA
Frankfurter Strasse 250
D-64293 Darmstadt, Federal Republic of Germany


Dear Dr. Scheuble:

         We refer to our development and license agreement (the "Agreement") dated the 14th day of December 1998 pursuant to which Merck KGaA ("Merck") was granted certain rights with respect to ImClone Systems Incorporated's ("ImClone") anti-EGFR antibody C225, all as defined in the Agreement.

         The parties agree that Sections 1, 2 and 7 of this letter agreement shall have effect only in the case that ImClone enters into an agreement currently being negotiated with a third party referred to as "Belgium" during such negotiations including the arranging for the distribution and sale of C225 outside the Territory and pursuant to ImClone's rights in Japan. Therefore, Sections 1, 2 and 7 of this letter agreement shall go into effect upon the execution of such agreement only, provided such agreement with "Belgium" is entered into within 6 months from the execution of this letter agreement, whereby Sections 3, 4, 5 and 6 shall be and remain in full force and effect upon execution of this letter agreement irrespective of the conclusion of such agreement by and between ImClone and "Belgium".


1. Notwithstanding Sections 2.1, 2.3 and 9.12, but subject to the other provisions of the Agreement, Merck and ImClone will be deemed to immediately, upon the effectiveness of this letter agreement, have co-exclusive rights to develop and market, with the right to sublicense, the Licensed Products and/or Alternative Products in Japan. Notwithstanding Section 2.3, each of Merck and ImClone may exercise such rights on a unilateral basis as each sees fit. ImClone shall cooperate and expedite with Merck's subsidiary in Japan for filing of an IND for C225 in Japan by the end of September 2001.

2.       Merck hereby waives its rights set forth in Section 2.4 in their entirety.
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                                                CONFIDENTIAL TREATMENT REQUESTED


3. For the avoidance of doubt both ImClone and Merck wish to clarify that clinical trial supply and commercial supply with C225 and/or Alternative Product from ImClone or a third party authorized by ImClone to Merck shall be at the Fully-Loaded Cost of Goods as defined in Schedule C of the Agreement. No handling charge related to manufacture of clinical trial supply and commercial supply other than that set forth in Schedule C of the Agreement, if any, shall be applied. As per Schedule C, finished goods warehousing, shipping and other distribution costs incurred by Merck are all included in distribution costs and will be borne by Merck separately from the Fully-Loaded Cost of Goods.

4.       For greater certainty, ImClone hereby agrees that

         (a) Merck shall be entitled, without further compensation to be paid by Merck to ImClone (other than in connection with the technology transfer and design and construction assistance as set forth below) to manufacture for supply in its Territory C225 and/or Alternative Product in one or more manufacturing facilities owned and operated by it, and it is Merck's intent to build such facility or facilities to supply C225 for its Territory, and

         (b) Merck shall be entitled to contract with one or more third parties reasonably acceptable to ImClone for the manufacture of C225 and/or Alternative Product, and it is Merck's intent to so contract with one or more such third parties to supply C225 for its Territory. Medarex, Inc. is an acceptable third party to ImClone.

ImClone shall in the case of (a) above transfer to Merck, and in the case of (b) above transfer to any such acceptable third party, all technology and know how necessary for such manufacture of C225 and/or Alternative Product, including without limitation Licensed Product Technology, the cell lines and appropriate documentation. Except for reasonable and customary fees to be agreed upon by and between ImClone and Merck in good faith for the services and documentation provided by ImClone, exemplary elements of which are set forth in Exhibit A attached to this letter agreement, such transfer to Merck in the case of (a), or to a third party in the case of (b), shall be effected without any additional payments to ImClone. In particular the transfer of the cell lines shall be free of charge. Upon the termination of any such supply under (a) or (b), all appropriate materials and documentation, including but not limited to the cell lines, shall be returned to ImClone. Ownership of all such materials and documentation shall remain at all times with ImClone.

5. ImClone, upon the execution of this letter agreement unconditionally and forever releases and discharges Merck from its obligation set forth in
Section 4.9 (b) of the Agreement, and unconditionally waives all of its rights against Merck that might result or might have resulted, directly or indirectly, from such obligation.

6. Further, both ImClone and Merck agree to waive in its entirety each party's termination right pursuant to Section 4.9 (c) of the Agreement.
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                                                CONFIDENTIAL TREATMENT REQUESTED


7. In consideration of Merck's waiver set forth herein, the royalties to be paid by Merck to ImClone pursuant to Section 4.2 of the Agreement for Licensed Products sold by Merck in the Territory shall be, upon the effectiveness of this letter agreement, reduced as follows:

(a) The royalties to be paid by Merck pursuant to Section 4.2 (a) shall be reduced to ** of ** of Licensed Products; and

(b) the royalties to be paid by Merck pursuant to Section 4.2 (b) shall be in each and every year (i) for sales of Licensed Products up to ** of ** reduced to ** of ** of Licensed Products, and (ii) for sales of Licensed Products exceeding ** of ** but no greater than ** reduced to ** of ** of Licensed Products for such part of the **, and (iii) for sales of Licensed Products exceeding ** of ** remain unchanged (i.e. ** of ** of Licensed Products) for such part of the **.


         Initially capitalized terms used in this letter agreement and not otherwise defined shall have the meaning specified in the agreement.


                                                        Very truly yours,


                                                        /s/ Samuel D. Waksal
                                                        --------------------
                                                        Dr. Samuel D. Waksal
                                                        President and CEO
ACCEPTED AND AGREED:

Merck KGaA
By: /s/ Klaus-Peter Brandis      /s/ Jens Eckhardt
---------------------------      -----------------
Name: Brandis                    Eckhardt
Title: Director                  Legal Counsel






Exhibits:

Exhibit A: Exemplary elements of the technology transfer as referred to in
Section 4
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT A



                  to the letter agreement dated August 16, 2001

                                 by and between

                          ImClone Systems Incorporated

                                       and

                                   Merck KGaA


Exemplary elements of technology transfer and know-how for manufacture, as referred to in Paragraph 4 of the letter agreement:


1. Design, engineering drawings, process simulation, and equipment lists and specifications for the plant (including, without limitation, piping and instrument drawings).

2. The CMC section of the BLA . This section of the BLA contains manufacturing instructions, batch records, product specifications, product characterization, validation information and reports, and process history.

3. Validation reports for the clearance and inactivation of viruses from the manufacturing process.

4. Clearance of Process Related Contaminants such as BSA, transferrin, insulin, and protein A.

5. Formulation of C225 and/or Alternative Product with Tween 80 to yield a Particulate Free product.

6. Stability reports for API and Product.

7. Validation of Column Reuse for at least one year worth of manufacturing C225 and/or Alternative Product.

8. Manufacturing Process Limits Validation for Cell Culture and Downstream Processing.

9. Validation of Process Intermediates Hold times.
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                                                CONFIDENTIAL TREATMENT REQUESTED


10. Validation Report for the Aseptic Processing of the Filled Product.

11. Validation Study Reports for Shipping Bulk and Filled Products.

12. Validation Study Reports for Container Closure Systems for Bulk and Filled Products.

13. Analytical/QC support for release testing of API for Merck's CMO(contract manufacturing organization). This may require additional head count at ImClone to support the added burden on the QC laboratories.

14. Quality Assurance agreement that defines ImClone's role and obligations for Quality support.

15. Tech Transfer and Know-How support over and above that which can be derived from manufacturing instructions and the batch records contained in the CMC.

16. Transfer of necessary cell bank vials. Eventually, Merck and CMO will need their own or for ImClone to create one.

17. Product Comparability Reports comparing Lonza vs ImClone. There will need to be a Comparability Protocol written, executed, and data collected to compare Lonza vs ImClone vs Merck CMO.

18. Process Consistency Reports.

19. Vendor Specifications and Supplier information to set-up CMO.

20. Improvements made, and made in the future, to the manufacturing process.